Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34766) of Stewart Enterprises, Inc. of our report dated August 5, 2004 relating to the financial statements of Stewart Enterprises Employees’ Retirement Trust, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
October 14, 2004